As filed with the Securities and Exchange Commission on
                                                      REGISTRATION NO. 2-70685

                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          POST EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                            THE SECURITIES ACT OF 1933

                          SCIENCE DYNAMICS CORPORATION
              (Exact name of registrant as specified in its charter)

          DELAWARE                                    22-2011859
(State or other jurisdiction of           (I.R.S. Employer identification No.)
incorporation or organization)

                                 1919 SPRINGDALE ROAD
                            CHERRY HILL, NEW JERSEY  08003
                        (Address of principal executive offices)

                         1992 INCENTIVE STOCK OPTION PLAN
                         --------------------------------
                              (Full title of the Plan)

                       Joy C. Hartman, Corporate Secretary
                           Science Dynamics Corporation
                              1919 Springdale Road
                          Cherry Hill, New Jersey  08003
                                 (856) 424-0068
(Name, address and telephone number, including area code, of agent for service)

                                   with a copy to:

                             STEPHEN M. ROBINSON, ESQ.
                             STEPHEN M. ROBINSON, P.A.
                                172 Tuckerton Road
                            Medford, New Jersey  08055
                                 (856) 596-5530

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                       Proposed      Proposed
                                       Maximum       Maximum
Title of Securities    Amount          Offering      Aggregate    Amount of
 to be Registered      to be           Price         Offering    Registration
                     Registered        Per Unit      Price (2)      Fee
-------------------------------------------------------------------------------
Common Stock, $.01
  par value (3)     968,000 shares     $14.13(1)     $13,677,840    $3,610.95

Common Stock, $.01
  par value (3)      120,000 shares    $ 5.00 (4)    $   600,000   $  158.40
-------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $14.13 per share (the average of the high and low prices of the Registrant's common stock as reported on the OTC Bulletin Board on February 15, 2000) for the 968,000 additional shares reserved for issuance under the 1992 Plan

(2) The proposed maximum aggregate offering price is the sum of the aggregate exercise price of the 1,088,000 shares of Common Stock of the Registrant covered by this Registration Statement that are subject to options granted under the 1992 Plan.

(3) The amount being registered represents the maximum number of shares of Common Stock that may be issued by the Registrant upon the exercise of options and other stock-based awards granted or which may be granted under its 1992 Plan. Pursuant to Rule 416, there are also being registered additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of such plan.

(4) Shares with respect to which options were granted under the 1992 Plan at an exercise price of $5.00 per share.


                               EXPLANATORY NOTE

    This Registration Statement relates to the amendment of the 1992 Plan to increase the number of shares available for issuance upon the exercise of stock options under the 1992 Plan from 290,950 to 1,378,950 (an increase of 1,088,000 shares). The content of the Registration Statement on Form S-8, Registration No. 2-70685 filed with the Securities and Exchange Commission on June 5, 1992 is hereby incorporated by reference.


                 SUBJECT TO COMPLETION, DATED February 22, 2000

REOFFER PROSPECTUS

                                1,088,000 SHARES

                         SCIENCE DYNAMICS CORPORATION
                         Common Stock ($.01 par value)


    This Prospectus relates to the reoffer and resale by certain selling shareholders of shares of our Common Stock, $.01 par value, that may be or have been issued by us to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to our 1992 Incentive Stock Option Plan. With respect to the shares that may be issued to any of the selling shareholders or additional persons who may be deemed affiliates, this Prospectus also relates to certain shares underlying options which have not as of this date been granted. If and when such options are granted, we will distribute a Prospectus Supplement. The shares are being reoffered and resold for the account of the selling shareholders and we will not receive any of the proceeds from the resale of the shares.

    The selling shareholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the OTC Bulletin Board, or such other medium upon which the Company's securities are either traded or quoted, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." We will bear all expenses in connection with the preparation of this Prospectus.

    Our common stock is quoted on the OTC Bulletin Board under the symbol "SIDY." On February 18, 2000, the closing price for the common stock, as reported by the OTC Bulletin Board was $17.75.

    Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus in truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contract is a criminal offense

          The date of this Prospectus is February 22, 2000.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov.
You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.


                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION........................................ 2

INCORPORATION BY REFERENCE................................................. 3

GENERAL INFORMATION........................................................ 4

USE OF PROCEEDS............................................................10

SELLING SHAREHOLDERS.......................................................10

PLAN OF DISTRIBUTION.......................................................10

LEGAL MATTERS..............................................................11

EXPERTS....................................................................11

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

   (a) The Corporation's Annual Report on Form 10-KSB for the fiscal years ended December 31, 1992, 1993, 1994, 1995, 1996, 1997 and 1998;

   (b) The Corporation's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999; and

   (c) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

        Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        You may request a copy of these filings (excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings) at no cost, by writing or telephoning us at the following address:

                           Science Dynamics Corporation
                           1919 Springdale Road
                           Cherry Hill, New Jersey  08003

                           Attention: Joy C. Hartman, President
                           (856) 424-0068

                               -----------------



    No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us or any selling shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

PROSPECTUS SUMMARY

    We have provided you with a summary of important information on our business. You should read all the information in this prospectus for a more complete understanding. Some of the information has been incorporated from our SEC filings. You can obtain copies of this incorporated information from us without charge as described beginning on page 2. Please be sure to read "Risk Factors" beginning on page 5 for a description of the high risk involved in acquiring our shares.

                               THE COMPANY

Principal Executive     Science Dynamics Corporation
Offices:                1919 Springdale Road
                        Cherry Hill, New Jersey 08003-1069
                        (856) 424-0068

Our Business:

     Science Dynamics Corporation was incorporated in the State of Delaware May 1973 and commenced operations in July 1977. During the past 21 years we have developed, designed and marketed a variety of Telecommunications systems, including intelligent call processing platforms which provide telecommunications service capabilities to the public switched telephone network. These platforms are sophisticated software based systems, which satisfy a wide range of computer telephony integration applications. In November 1996, we acquired the intellectual property of Innovative Communications Technology (ICT) and under the direction of Alan C. Bashforth, the then-new CEO/President embarked on transforming Science Dynamics into a predominately software design and system integration Company. On February 18, 2000, our Executive Vice President, Secretary, Treasurer and CFO, Joy Hartman, was additionally appointed to the position of President and CEO.
Alan C. Bashforth assumed the position of Vice Chairman of the Board of Directors, and will also serve as a consultant.

    Over the past two years, the challenge was to expand the product offerings and migrate into additional markets within the Computer Telephony Integration
(CTI) industry. We believe that communicating via packet networks such as ATM and Frame Relay, is becoming the preferred strategy for both public networks and business enterprises. Our focus is to address niche market opportunities in Data Network Companies, Telephone Service Distributors and Regional Bell Operating Companies (RBOC's), such as BellSouth, Ameritech,
US West, Southwestern Bell and large independent telephone operating companies, such as GTE, Sprint and Citizens.


    Our development is driven by user needs for cost effective, easy to use multiservice products that provide an array of telecommunications solutions and services to the customers. These opportunities are primarily in the areas of Voice over Internet Protocol, Inmate Systems, Video over Frame Relay, Voice Announcements, Interactive Communications, Intelligent Network Control and Administration. Our strategy today is to deliver quality software products and services that empower its customers to improve their applications and deploy quality services worldwide.

BUSINESS DEVELOPMENT
---------------------

    Science Dynamics has focused its strategy to be a provider of key enabling technologies required for the convergence of traditional and new communications media and infrastructures.

    Communications media today must include traditional Telephony (an area for which Science Dynamics has 21 years experience), Data services (to include the Internet) and Video services. Current infrastructures based on PDH (Plesiochronous Digital Hierarchy) technology are quickly being replaced with SDH (Synchronous Digital Hierarchy) technologies more suited to larger bandwidth packet data transmissions.


    Management believes communicating via packet data networks such as IP(Internet Protocol), ATM (Asynchronous Transfer Mode), and Frame Relay is becoming a preferred strategy for both corporate and public network planners. Predictions have been made that data traffic will soon exceed telephone traffic. At the same time, more and more companies are seeing the value of transporting voice and fax over data networks to reduce telephone and facsimile costs and to set the stage for advanced multimedia applications.

    IP's ability to run over any network medium has led to its widespread adoption around the world. Its popularity, though, goes far beyond the Internet, to encompass the majority of data networks worldwide. Providing high quality telephony over IP networks is one of the key steps in the convergence of voice, fax, video, and data communications services.

    Science Dynamics has now proven IP Telephony to be both feasible and cost effective with several customer trials. New products, such as the IntegratorC-2400(r) Gatekeeper, will continue to play a very important role in positioning SDC in this fast growing market.

                                RISK FACTORS

WE HAVE HAD LOSSES AND THERE MAY BE FURTHER LOSSES

    We incurred net losses of $1,022,030 for the year ended December 31, 1997 and $1,036,306 for the year ended December 31, 1998. We cannot assure you that we can sustain or increase profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, our business, results of operations and financial condition will be materially and adversely affected.

OUR MARKETS ARE COMPETITIVE


Due to the diversified nature of the products and target markets, our competition varies greatly by product line. Our Inmate Products division holds a respectable portion of the Inmate market with the Commander system. We compete against three other primary vendors in this area but the system captures a sizable share of the target market.

We have limited competition in the Video-Over-Frame market. Competing products include integrated Frame Relay Codec, an ISDN over Frame Relay product and the use of H.323 packetized LAN Video, a different concept which crosses into our market.

Our IP products will compete in a marketplace that is populated by larger companies who have significantly more resources for development, marketing and deployment. We may not be able to compete successfully against current or future competitors, and competitive pressures could significantly harm us.

RISKS OF BUSINESS COMBINATIONS AND STRATEGIC ALLIANCES

We may expand our operations or market presence by entering into business combinations, investments, joint ventures or other strategic alliances with other companies. These transactions create risks such as:

   - Difficulty assimilating the operations, technology and personnel of the combined companies,
   - Disruption of our ongoing business,
   - Problems retaining key technical and managerial personnel,
   - Expenses associated with amortization of goodwill and other purchased intangible assets,
   - Additional operating losses and expenses of acquired businesses, and
   - Impairment of relationships with existing employees, customers and business partners.

We may not succeed in addressing these risks.

WE MAY NEED ADDITIONAL FUNDS TO EXPAND OUR SALES AND MARKETING ACTIVITIES, RESEARCH AND DEVELOPMENT, AND STRATEGIC ALLIANCES.


Based on current levels of operations and planned growth, we anticipate that our existing capital resources, together with cash generated from operations will enable us to maintain our operations for the next 12 months. We may require additional funds to sustain and expand our sales and marketing activities, research and development, and our strategic alliances, particularly if a well-financed competitor emerges or if there is a rapid technological shift in the telecommunications industry. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations and external sources would have a material adverse effect on our business.

WE DEPEND ON KEY PERSONNEL.


We depend on the continues services and on performance of our senior management and other key personnel, particularly Joy C. Hartman, our President, CEO, Secretary, Treasurer and Chief Financial Officer, and
Alan C. Bashforth, our Vice Chairman of the Board of Directors and Consultant. Our success also depends on our ability to retain and motivate our other officers and key employees. The loss of the services of any of our executive officers or other key employees could harm our business. We have employment agreements with only two of our key personnel, our President and Chief Financial Officer. Our future success also depends on our ability to attract and retain and motivate other highly skilled engineering, technical, sales, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel which could harm our business.

WE ARE RELIANT UPON CERTAIN SUPPLIERS, THE LOSS OF ANY OF WHICH COULD BE DISRUPTIVE TO OUR BUSINESS, REDUCE OUR OPPORTUNITIES FOR PROFITABILITY AND CAUSE THE PRICE OF OUR STOCK TO FALL.

Although most of the components used in our products are available from a number of different suppliers on an off-the-shelf basis, certain components are purchased from sole source suppliers. If such a supplier should cease to deliver a component, another source would have to be developed. Acquiring a substitute part or module may require a hardware or software change in the unit in order to provide satisfactory performance, adding costs and delays of unknown amount and duration.

OUR REVENUES ARE GENERATED AMONG A RELATIVELY SMALL NUMBER OF CUSTOMERS. THE LOSS OF ANY ONE OR MORE OF THESE CUSTOMERS WOULD GREATLY REDUCE OUR OPPORTUNITIES TO ACHIEVE AND SUSTAIN PROFITABILITY AND MAY CAUSE A REDUCTION IN THE MARKET PRICE OF OUR STOCK.

A majority of our sales have been attributable to a relatively small number of customers. For example, our major customers, independent and Bell Operating Companies, accounted for 82.95%, 4.69% and 3.45% of total revenue in 1998. If one or more of our large-volume customers were to discontinue doing business with us, our results of operations would be materially and adversely affected. In addition, the irregular timing of large orders and their materiality to our total revenues for any given reporting period has caused, and is expected to cause, substantial volatility in our operating results. However, with the introduction of the new product lines, we have expanded our customer base globally and should be less reliant on any single market or territory.


WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY

    We regard substantial elements of our products as proprietary and attempt to protect them by relying on patent, trademark, service mark, trade dress, copyright, and trade secret laws and restrictions, as well as confidentiality procedures and contractual provisions. Any steps we take to protect our intellectual property may be inadequate, time consuming, and expensive. In addition, despite our efforts, we may be unable to prevent third-parties from infringing upon or misappropriating our intellectual property. Any such infringement or misappropriation could have a material adverse effect on our business, results of operations, and financial condition. Currently issued patents or any new patent applications may not provide us with any competitive advantages, or may be challenged by third parties. Effective trademark, copyright, and trade secret protection may not be available in every country in which our products are distributed. In addition, our competitors may independently develop similar technology that substantially limits the value of our intellectual property.

OTHERS MAY BRING INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST US

    In addition to the technology we have developed internally, we also have acquired or licensed technologies from other companies. Our internally developed technology or the technology we acquired or licensed may infringe on a third party's intellectual property rights and such third parties may bring claims against us alleging infringement of their intellectual property rights. Any such infringement or claim of infringement could have a material adverse affect on our business, result of operations, and financial condition.

    In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We are not currently involved in any intellectual property litigation. We may, however, be a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of others' intellectual property. Such claims and any resulting litigation could subject us to significant liability for damages and invalidation of our proprietary rights. Such litigation, regardless of its success, likely would be time-consuming and expensive to defend and would divert management time and attention. Any potential intellectual property litigation could also force us to do one or more of the following:

     - Cease selling, incorporating, or using products or services that incorporate the challenged intellectual property;

     - Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; and

     - Redesign those products or services that incorporate such technology.

Any of these results could have a material adverse effect on our business, results of operations, and financial condition.


WE MAY NEVER PAY DIVIDENDS ON OUR COMMON STOCK, IN WHICH EVENT PURCHASERS' ONLY RETURN ON THEIR INVESTMENT, IF ANY, WILL OCCUR ON THE SALE OF OUR STOCK. We have never declared or paid a cash dividend. We presently intend to retain any future earnings for use in the business and do not presently intend to pay cash dividends in the foreseeable future.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF OUR OFFICERS AND DIRECTORS MAY INSULATE THEM FROM ACCOUNTABILITY TO STOCKHOLDERS AT SUBSTANTIAL COST TO SCIENCE DYNAMICS


    Our by-laws include provisions whereby our officers and directors are to be indemnified against liabilities to the fullest extent permissible under Delaware law. Our by-laws also limit a director's liability for monetary damages for breach of fiduciary duty, including gross negligence. In addition, we have agreed to advance the legal expenses of our officers and directors who are required to defend against claims. These provisions and agreements may have the effect of reducing the likelihood of suits against directors and officers even though such suits, if successful, might benefit us and our stockholders. Furthermore, your investment in may be adversely affected if we pay the cost of settlement and damage awards against directors and officers.

A LARGE BLOCK OF SHARES CAN BE SOLD UNDER RULE 144.

Owners of a large block of shares which were previously restricted can be sold under Rule 144. The sale of a large number of these shares could lower the price of our shares or make it harder to attract new investors.


              Special Note Regarding Forward-looking Statements

    Some of the statements contained in this prospectus, including information incorporated by reference, discuss future expectations, contain projections of future results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Important factors that may cause actual results to differ from projections include the risk factors set forth above.

                                 USE OF PROCEEDS

    The Company will receive the price of the shares of Common Stock offered pursuant to the 1992 Incentive Stock Option Plan when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the shares (the "Shares") of Common Stock, $.01 par value ("Common Stock") by the selling shareholders.


                              SELLING SHAREHOLDERS

    This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Selling Shareholders under the 1992 Incentive Stock Option Plan.

    The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder at January 14, 2000, (ii) the number of Shares to be offered for resale by each selling shareholder (i.e., the total number of Shares underlying options held by the selling shareholders irrespective of whether such options are presently exercisable or exercisable within sixty days of January 14, 2000) and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering. The table is based upon 16,245,827 shares outstanding as of January 14, 2000.



                                                                          Number of shares of
                                                                                                   Common Stock/
                                                                             Number of         Percentage of Class to
                                               Number of shares of         Shares to be            be Owned After
                                              Common Stock Owned at         Offered for          Completion of the
        Name                                   January 14, 2000               Resale                 Offering
----------------------------------------    ------------------------    -----------------    ------------------------

Joy C. Hartman (1)..........................     210,185(2)                   65,000                145,185/*

*Less than one percent

(1) Ms. Hartman is Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and a Director of the Company, where she has been employed in positions of increasing responsibility since 1982.

(2)  Includes   175,000   shares  which  could  be  acquired  upon  exercise
     of outstanding warrants and options at exercise prices of (i) $.50 per share as to 10,000 shares (ii) $0.78125 per share as to 45,000 shares,
     (iii) $.88 per share as to 20,000 shares, and (iv) $5.00 per share as to 100,000 shares



                              PLAN OF DISTRIBUTION

    It is anticipated that all of the Shares will be offered by the selling shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The selling shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                    DISCLOSURE OF COMMISSION POSITION ON
               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the General Corporation Law of Delaware, of such persons. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

    Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Stephen M. Robinson, P.A., 172 Tuckerton Road, Medford, New Jersey, 08055.



                                     EXPERTS

    The consolidated financial statements of Science Dynamics Corporation and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in reliance upon the report of Peter C. Cosmas Co., CPAs, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II--INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are hereby incorporated by reference in this Registration Statement and are deemed to be a part hereof from the date of filing such documents by Science Dynamics Corporation (the "Corporation"):

   (a) The Corporation's Annual Report on Form 10-KSB for the fiscal years ended December 31, 1992, 1993, 1994, 1995, 1996, 1997 and 1998; and

  (b) The Corporation's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999.

  (3) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Not applicable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number              Description
-------             ------------

4 1992 Incentive Stock Option Plan of the Registrant (Incorporated by reference from the Registrant's Quarterly Report on Form 10-QSB for the Three Months Ended March 31, 1996)

5       Opinion of Stephen M. Robinson, P.A.

23.1    Independent Auditors' Consent

23.2*   Legal Counsel Consent is contained in Exhibit 5

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Cherry Hill, State of
New Jersey on the       day of February, 2000.

                                   SCIENCE DYNAMICS CORPORATION
                                   By:  /s/
                                       -----------------------------------
                                       (Joy C. Hartman)
                                       President, Chief Executive Officer,
                                       Secretary, Treasurer, CFO and
                                       Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                    Date
----------                                                  -------

/s/ Lyndon A. Keele                                      February 22, 2000
----------------------------------
Lyndon A. Keele
Chairman of the Board of Directors

/s/ Alan C. Bashforth                                    February 22, 2000
----------------------------------
Alan C. Bashforth
Vice Chairman of the Board of Directors


/s/ Joy C. Hartman                                       February 22, 2000
----------------------------------
Joy C. Hartman,
President, Chief Executive Officer,
CFO, Treasurer, Secretary, and
Director

/s/ Kenneth P. Ray                                       February 22, 2000
----------------------------------
Kenneth P. Ray
Director

/s/ Sheldon Hofferman                                    February 22, 2000
----------------------------------
Sheldon Hofferman
Director

/s/ Anand Kumar                                          February 22, 2000
----------------------------------
Anand Kumar
Director                                                 February 22, 2000

                                                                      EXHIBIT 5

                                     [LETTERHEAD]

                                          February 22, 2000

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549



         Re:  Science Dynamics Corporation
              REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have acted as counsel to Science Dynamics Corporation, a Delaware corporation (the "Company"), in connection with the registration of 1,088,000 shares of common stock, $.01 par value (the "Shares"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act") pursuant to a registration statement on Form S-8 (the "Registration Statement"). The Shares are registered on behalf of the Company and will be issued pursuant to the Company's 1992 Incentive Stock Option Plan (the "Plan").

         This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-B under the 1933 Act.

         As counsel to the Company, we have examined such documents and records as we deemed appropriate.

         In rendering this opinion, we have relied, as to matters of fact, upon representations and certificates of officers and employees of the Company, and communications from, government authorities and public officials; and we have assumed the genuineness of signatures of all persons signing any documents, the authority of all persons signing any document, the authority of all governmental authorities and public officials, the truth and accuracy of all matters of fact set forth in all certificates furnished to us, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares issuable upon exercise of options issued under the Plan, when issued and delivered upon exercise of such options in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         This opinion is solely for your information in connection with the offer and sale of the Shares by the Company, and is not, without the prior written consent of this firm, to be quoted in full or in part or otherwise referred to in any documents nor to be filed with any governmental agency or other persons, other than with the Commission and various state securities administrators in connection with the qualification of the Shares, to which reference and filings we hereby consent. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                  Very truly yours,

                                  STEPHEN M. ROBINSON, P.A.

                                  /s/ Stephen M. Robinson

                                  BY:  Stephen M. Robinson

                                                                  EXHIBIT 23.1




                          Consent of Independent Accountants

                                ----------------------

         As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in Science Dynamics Corporation's Form 10-KSB for the years ended December 31, 1992, 1993, 1994, 1995, 1996, 1997 and 1998 and to all references to our Firm included in this registration statement.

                                        PETER C. COSMAS CO.


New York, New York
February 22, 2000